UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
BLEND LABS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

415 Kearny Street
San Francisco, California 94108
(650) 550-4810
May 1, 2023
Dear Fellow Stockholders:
We are pleased to invite you to attend the 2023 annual meeting of stockholders of Blend Labs, Inc., ("annual meeting") to be held on Thursday, June 15, 2023 at 11:00 a.m., Pacific time. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/BLND2023, where you will be able to listen to the meeting live, submit questions and vote online.
The attached formal meeting notice and Proxy Statement contain details of the business to be conducted at the annual meeting.
Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.
On behalf of our board of directors, we would like to express our appreciation for your continued support of and interest in Blend.
Sincerely,
Nima Ghamsari
Head of Blend, Co-Founder, and Chair
i

BLEND LABS, INC.
415 Kearny Street
San Francisco, California 94108
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	11:00 a.m., Pacific time, on Thursday, June 15, 2023

Place
The annual meeting will be conducted virtually via webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/BLND2023, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

Items of Business
•To elect seven directors to hold office until our next annual meeting of stockholders and until their respective successors are elected and qualified.
•To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending December 31, 2023.
•To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date
April 19, 2023
Only stockholders of record as of the close of business on April 19, 2023 are entitled to notice of and to vote at the annual meeting.
A list of stockholders eligible to vote at the annual meeting will be available for review during our regular business hours at our principal executive offices for the ten days prior to the meeting for any purpose related to the meeting, and will be available online during the entirety of the annual meeting.

Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about May 1, 2023 to all stockholders entitled to vote at the annual meeting.
The proxy materials and our annual report can be accessed by visiting www.proxyvote.com. You will be asked to enter the 16-digit control number located on your proxy card.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.
By order of the board of directors,
Nima Ghamsari
Head of Blend, Co-Founder, and Chair
San Francisco, California
May 1, 2023
ii

iii

BLEND LABS, INC.
PROXY STATEMENT
FOR 2023 ANNUAL MEETING OF STOCKHOLDERS
To be held at 11:00 a.m., Pacific time, on Thursday, June 15, 2023
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
Why am I receiving these materials?

This Proxy Statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2023 annual meeting of stockholders of Blend Labs, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof. The annual meeting will be held on Thursday, June 15, 2023 at 11:00 a.m., Pacific time. The annual meeting will be conducted virtually via webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/BLND2023, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
The Notice of Internet Availability of Proxy Materials, (“Notice of Internet Availability”), containing instructions on how to access this Proxy Statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about May 1, 2023 to all stockholders of record as of April 19, 2023. The proxy materials and our annual report can be accessed by visiting www.virtualshareholdermeeting.com/BLND2023. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.
What proposals will be voted on at the annual meeting?
The following proposals will be voted on at the annual meeting:
•the election of seven directors to hold office until our next annual meeting of stockholders and until their respective successors are elected and qualified;
•the ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2023;and
•any other business as may properly come before the annual meeting.
As of the date of this Proxy Statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.
How does the board of directors recommend that I vote on these proposals?
Our board of directors recommends that you vote your shares:
•“FOR” the election of each director nominee named in this Proxy Statement; and
•“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2023.
Who is entitled to vote at the annual meeting?
You can vote at the annual meeting if you were a holder of record of our Class A common stock or Class B common stock as of the close of business on April 19, 2023, the “record date.” Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to forty votes per share and is convertible at any time, at the option of the holder thereof, into one share of Class A common stock. As of the close of business on April 19, 2023, there were 233,189,222 shares of our Class A common stock outstanding and 10,551,351 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this Proxy Statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank, or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank, or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank, or other nominee sent to you. As a beneficial owner, you are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote these shares at the annual meeting unless you obtain a signed legal proxy from your broker, bank, or other nominee giving you the right to vote the shares. Throughout this Proxy Statement, we refer to these holders as “street name stockholders.”
How many votes are needed for approval of each proposal?
•Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (1) vote FOR the election of each of the director nominees named herein or (2) WITHHOLD authority to vote for each such director nominee. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
•Proposal No. 2: The ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.
What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote as of the record date will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
How do I vote and what are the voting deadlines?
Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 pm, Eastern time, on June 14, 2023 (have your Notice of Internet Availability or proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 pm, Eastern time, on June 14, 2023 (have your Notice of Internet Availability or proxy card in hand when you call);

•by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the annual meeting; or
•by attending the annual meeting virtually by visiting www.virtualshareholdermeeting.com/BLND2023, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).
Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank, or other nominee. You must follow the instructions provided by your broker, bank, or other nominee in order to instruct them on how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a street name stockholder, then you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank, or other nominee.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of each director nominee named in this Proxy Statement; and
•“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2023.
In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks and other nominees holding shares of Class A common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Because that proposal is routine, we do not expect any broker non-votes regarding it. Your broker, bank or other nominee will not have discretion to vote on our other proposal, which is considered a non-routine matter, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on our sole non-routine matter, then those shares will be treated as broker non-votes with respect to the non-routine proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on the proposal.
Can I change my vote or revoke my proxy?
Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:
•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
•delivering a written notice of revocation to our corporate secretary at Blend Labs, Inc., 415 Kearny Street, San Francisco, California 94108, Attention: Corporate Secretary, which must be received prior to the annual meeting; or
•attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.

What do I need to do to attend the annual meeting?
We will be hosting the annual meeting via webcast only. You will be able to attend the annual meeting virtually, submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/BLND2023. To attend and participate in the annual meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The annual meeting live audio webcast will begin promptly at 11:00 a.m., Pacific time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m., Pacific time, and you should allow ample time for the check-in procedures.
How can I get help if I have trouble checking in or listening to the annual meeting online?
If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Nima Ghamsari, our Head of Blend, Co-Founder, and Chair, Amir Jafari, our Head of Finance and Administration, and Winnie Ling, our Head of Legal, have been designated as proxy holders for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If a proxy is dated, executed, and returned, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holders will use their own judgment to determine how to vote your shares with respect to which they hold a proxy. If you have granted a proxy and the annual meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who will count the votes?
A representative of Broadridge Financial Solutions will tabulate the votes and act as inspector of election.
How can I contact Blend’s transfer agent?
You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at (800) 736-3001, or by writing Computershare Trust Company, N.A., at P.O. Box 43006, Providence, RI, 02940-3006. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.computershare.com/investor.
How are proxies solicited for the annual meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the annual meeting?
We anticipate announcing preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K (a “Form 8-K”) that we will file with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the meeting. If final voting results are not available to us in time to timely file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this Proxy Statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or Proxy Statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or Proxy Statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the Proxy Statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the Proxy Statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or Proxy Statement and annual report, as applicable, you may contact us as follows:
Blend Labs, Inc.
Attention: Investor Relations
415 Kearny Street
San Francisco, California 94108
Tel: (650) 550-4810
Street name stockholders may contact their broker, bank or other nominee to request information about householding.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of the Board
Our board of directors currently consists of seven directors, five of whom are independent under the listing standards of the New York Stock Exchange (the “NYSE”). At each annual meeting of stockholders, directors will be elected for a one-year term and until their successors are duly elected and qualified.
The following table sets forth the names, ages as of March 31, 2023, and certain other information for each of our director nominees:

Name	Age	Position(s)	Director Since
Nima Ghamsari	37	Head of Blend, Co-Founder, and Chair	2012
Ciara Burnham(1)(2)	56	Director	2021
Gerald Chen(2)(3)	48	Director	2017
Erin James Collard(3)	43	Director	2015
Erin Lantz(1)(2)	43	Director	2022
Ann Mather(1)	62	Director	2019
Timothy J. Mayopoulos	64	Director	2019
_______________________________
(1)Member of Audit Committee
(2)Member of Compensation Committee
(3)Member of Nominating and Corporate Governance Committee
Nominees for Director
Nima Ghamsari. Mr. Ghamsari is one of our co-founders and has served as Head of Blend and a member of our board of directors since May 2012. He previously worked at Palantir Technologies, a software company. Mr. Ghamsari holds a B.S. in Computer Science from Stanford University.
Mr. Ghamsari was selected to serve on our board of directors because of the perspective and experience he brings as Head of Blend and one of our co-founders. Mr. Ghamsari also has extensive experience in financial services and the banking industry, as well as expertise in technology, and sales and marketing.

Ciara Burnham. Ms. Burnham has served as a member of our board of directors since December 2021. She has been a Senior Advisor for Conversion Capital, a venture capital firm, since February 2023. Ms. Burnham served as a member of the board of directors of AppHarvest, a sustainable food company, from April 2021 to October 2022. Ms. Burnham previously served as an advisor to Athena Technology Acquisition Corp., a special purpose acquisition company, from March 2021 through December 2021. Ms. Burnham previously served as a senior advisor, partner and member of the management committee of QED Investors, a venture capital firm, from January 2019 to December 2020, and in various positions at Evercore, an investment banking company, from 1997 to January 2019, including as Senior Managing Director and Chief Executive Officer of Evercore Trust Company, N.A. Ms. Burnham received an A.B. from Princeton University and an M.B.A from the Columbia Business School.
Ms. Burnham was selected to serve on our board of directors because of her financial, banking, and technology expertise and experience serving on boards of public companies, as well as her M&A, investments and integration expertise.
Gerald Chen. Mr. Chen has served as a member of our board of directors since July 2017. He has been a General Partner at Greylock Partners, a venture capital firm, since June 2013. Mr. Chen has served as a member of the board of directors of Truera, a startup developing a machine learning model intelligence platform, since April 2019, Chronosphere, a cloud native monitoring tool, since July 2019, Cato Networks, a network security company, since July 2016, and also serves on the board of directors of several other private companies. Mr. Chen holds a B.S. in Industrial Engineering from Stanford University and an M.B.A. from Harvard Business School.
Mr. Chen was selected to serve on our board of directors because of his extensive experience with technology companies and in the venture capital industry, including with respect to M&A, investments and integration.

Erin James Collard. Mr. Collard is one of our co-founders and has served as a member of our board of directors since August 2015. He has been a Partner at Conversion Capital, an asset management firm, since January 2021. Previously, Mr. Collard served as our Chief Financial Officer from January 2013 to September 2018. He has over a decade of financial and technology experience, having served as both head trader and managing director at Clarium Capital Management LLC, an investment management and hedge fund company. Mr. Collard holds a B.A. in Economics from the University of Sheffield and an M.Sc. in Economics from the University of Warwick.
Mr. Collard was selected to serve on our board of directors because of the perspective and experience he brings as one of our co-founders. Mr. Collard also has extensive experience in financial services and the banking industry, as well as M&A, integration and investments expertise.
Erin Lantz. Ms. Lantz has served on our board of directors since January 2023. Ms. Lantz has served as the Chief Revenue Officer of Ethos, a fintech company specializing in life insurance since April 2020. She was also the Vice President and General Manager of Mortgages at Zillow Group, Inc., an online real estate database company, where she worked from 2010 through October 2019. She currently serves on the board of TrueCar, a leading digital automotive marketplace. From September 2016 until August 2018, Ms. Lantz served on the board of directors of Washington Federal, Inc., a bank holding company, and from July 2021 until December 2022, she served on the board of directors of Shelter Acquisition Corp., a special-purpose acquisition company focused on the property technology industry. Ms. Lantz holds a B.A. in Political Science, Philosophy and Economics from the University of Pennsylvania and an M.B.A. from Harvard Business School.
Ms. Lantz was selected to serve on the board of directors because of her financial, banking, and technology expertise, as well as her M&A, investments and integration expertise. Ms. Lantz also has experience serving on public company boards, and in sales and marketing, and regulatory, governmental and legal matters.
Ann Mather. Ms. Mather has served on our board of directors since June 2019. Ms. Mather served as Executive Vice President and Chief Financial Officer of Pixar Animation Studios from September 1999 to April 2004. Ms. Mather has served as a member of the board of directors of Alphabet Inc., a global technology company, since November 2005, Netflix, Inc., a streaming media company, since June 2010, Arista Networks, Inc., a computer networking company, since July 2013, and Bumble Inc., an online dating app, since March 2020. Ms. Mather has also served as an independent trustee to the Dodge & Cox Funds board of trustees since 2011 and previously served as a member of the board of directors of Airbnb, Inc., a vacation rental online marketplace company, from August 2018 to December 2021, Shutterfly, Inc., an internet-based image publishing company, from May 2013 to September 2019, and Glu Mobile, Inc., a publisher of mobile games, from September 2005 to February 2021. Ms. Mather holds a Master of Arts from the University of Cambridge, and is an honorary fellow of Sidney Sussex College, Cambridge and a chartered accountant.
Ms. Mather was selected to serve on our board of directors because of her background serving as a finance executive at a number of technology companies and her experience serving as a director of various private and public companies. Ms. Mather also has expertise in risk and cybersecurity matters.
Timothy J. Mayopoulos. Mr. Mayopoulos has served as a member of our board of directors since April 2019. Mr. Mayopolous has served as the President and Chief Executive Officer of Silicon Valley Bridge Bank, N.A since March 2023. Mr. Mayopoulos previously served as our President from January 2019 to March 2023 and as the President and Chief Executive Officer of Fannie Mae, a government-sponsored enterprise, from June 2012 to October 2018, having previously served in various other roles, including as its Executive Vice President, Chief Administrative Officer, General Counsel, and Corporate Secretary from April 2009 to June 2012. Mr. Mayopoulos also previously held senior roles at various financial institutions, including Bank of America, Deutsche Bank, Credit Suisse First Boston, and Donaldson, Lufkin & Jenrette. Mr. Mayopoulos has served on the board of directors of Science Applications International Corporation, a technology integrator, since January 2015 and LendingClub Corporation, a digital marketplace bank, since August 2016. Mr. Mayopoulos holds an A.B. in English from Cornell University and a J.D. from the New York University School of Law.
Mr. Mayopoulos was selected to serve on our board of directors because of his financial expertise and experience in financial services and the banking industry, including from serving as an executive and director at public companies, as well as his expertise in M&A, investments and integration. Mr. Mayopolous also has experience in risk and cybersecurity matters, sales and marketing, and regulatory, governmental and legal matters.
The table below summarizes the key qualifications, skills, and attributes most relevant to the decision to nominate candidates to serve on the Board. A mark indicates a specific area of focus or expertise on which the Board particularly relies. Not having a mark does not mean the director nominee does not possess that qualification or skill. Our director nominees’ biographies describe each director’s background and relevant experience in more detail.

Director Nominee Qualifications
Director	Blend Executive / Founder	Senior Public Company Executive	Public Company Board Expertise	Financial / Banking Expertise	Technology Expertise	Risk / Cyber Expertise	Sales / Marketing Expertise	Regulatory / Government / Legal Expertise	M&A / Investments / Integration Expertise
Ciara Burnham			✔	✔	✔				✔
Gerald Chen					✔				✔
Erin James Collard	✔			✔	✔	✔	✔		✔
Erin Lantz			✔	✔	✔		✔	✔	✔
Nima Ghamsari	✔			✔	✔		✔
Ann Mather		✔	✔		✔	✔
Timothy J. Mayopoulos	✔	✔	✔	✔		✔	✔	✔	✔
Controlled Company
Nima Ghamsari, Head of Blend, Co-Founder, and Chair controls a majority of the voting power represented by our capital stock. As a result, we are a “controlled company” within the meaning of the corporate governance rules of the NYSE. Under these corporate governance rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. Although we qualify as a “controlled company,” we do not currently expect to rely on these exemptions and intend to fully comply with all corporate governance requirements under the listing standards of the NYSE. However, if we elect to rely on some or all of these exemptions, we would not comply with certain of the corporate governance standards of the New York Stock Exchange, which could adversely affect the protections for other stockholders.
Director Independence
Our Class A common stock is listed on the NYSE. Under NYSE listing rules, a director will only qualify as an independent director if that listed company’s board of directors affirmatively determines that the director has no material relationship with such listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such listed company). In addition, the NYSE listing rules require that, subject to specified exceptions, each member of our Audit, Compensation, and Nominating and Corporate Governance Committees be independent.
Audit Committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and NYSE listing rules applicable to audit committee members. Compensation Committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and NYSE listing rules applicable to compensation committee members.
Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Messrs. Chen and Collard and Mses. Burnham, Mather, and Lantz, representing five of our seven directors, do not have any material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and that each of these directors is an “independent director” as defined under the listing standards of the NYSE. Nima Ghamsari is not considered an independent director because of such person’s position as our Head of Blend and Co-Founder. Timothy J. Mayopoulos is not considered an independent director because of his previous employment with us.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Party Transactions.”

There are no family relationships among any of our director nominees or executive officers.
Leadership Structure of our Board of Directors
As one of our founders and Head of Blend, Nima Ghamsari has extensive knowledge of all aspects of our business, industry and customers, and is best positioned to identify strategic priorities, lead critical discussions and execute our business plans. We believe that Mr. Ghamsari’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders. Moreover, we believe that the combined role is both counterbalanced and enhanced with effective oversight by our independent directors and strong independent board committee system. We do not currently have a lead independent director. As a result of our board of directors’ committee system and majority of independent directors, our board of directors maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates and corporate governance programs. Accordingly, we believe that our current leadership structure is appropriate and enhances the board of directors’ ability to effectively carry out its roles and responsibilities on behalf of our stockholders.
Role of Board of Directors in Risk Oversight Process
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Consistent with this approach, our board of directors reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board of directors meeting, receives reports on all significant committee activities at each regular board of directors meeting, and evaluates the risks inherent in significant transactions. As part of this approach, our board of directors considers both the materiality of a risk and its likelihood in making strategic decisions and helping management to prioritize resources.

In addition, our board of directors has tasked designated standing committees with oversight of certain categories of risk management. Our Audit Committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Compensation Committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our Nominating and Corporate Governance Committee assesses risks relating to our corporate governance practices, the independence of the board of directors and potential conflicts of interest. These committees provide regular reports on the Company’s risk management efforts to the full board of directors.

Our board of directors and its committees also engage outside advisors and experts from time to time to assist in understanding threats, trends, and our risk environment in general. Our board of directors believes its current leadership structure supports the risk oversight function of the board of directors.
Committees of our Board of Directors
Our board of directors has established the following standing committees of the board of directors: Audit Committee; Compensation Committee; and Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our board of directors is described below.
Audit Committee
The current members of our Audit Committee are Mses. Burnham, Mather, and Lantz. Ms. Mather is the chairperson of our Audit Committee. Our board of directors has determined that each member of our Audit Committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of the NYSE, and also meets the financial literacy requirements of the listing standards of the NYSE. Our board of directors has determined that Ms. Mather is an Audit Committee Financial Expert within the meaning of Item 407(d) of Regulation S-K. Our Audit Committee is responsible for, among other things:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations;
•reviewing our financial statements and our critical accounting policies and estimates;
•overseeing and monitoring the integrity of our financial statements, accounting and financial reporting processes, and internal controls;
•overseeing the design, implementation, and performance of our internal audit function;
•overseeing our compliance with applicable legal and regulatory requirements;
•overseeing our technology security and data privacy programs;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•overseeing our policies on risk assessment and risk management;
•overseeing compliance with our code of conduct;
•reviewing related party transactions; and
•approving or, as required, pre-approving, all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.
Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our Audit Committee is available on our website at investor.blend.com. During 2022, our Audit Committee held seven meetings.
Compensation Committee
The current members of our Compensation Committee Mr. Chen and Mses. Burnham and Lantz. Mr. Chen is the chairperson of our Compensation Committee. Our board of directors has determined that each member of the Compensation Committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of the NYSE. Each member of the Compensation Committee is also a non-employee director, as defined under Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"). Our Compensation Committee is responsible for, among other things:
•reviewing, approving and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers, including our principal executive officer;
•administering our equity compensation plans;
•reviewing, approving, and administering incentive compensation plans;
•establishing and reviewing general policies and plans relating to compensation and benefits of our employees and being responsible for our overall compensation philosophy;

•evaluating and making recommendations regarding non-employee director compensation to our full board of directors;
•assisting in the evaluation of the performance of our executive officers, including our principal executive officer; and
•periodically reviewing and discussing with our board of directors the corporate succession plans for executive officers.

The Compensation Committee has also established a sub-committee of the Compensation Committee (the “Section 16 Subcommittee”) consisting solely of independent directors that qualify as non-employee directors, as defined under Rule 16b-3 and has delegated the nonexclusive authority to grant awards to any individuals eligible to receive awards under any of our former, current, and future incentive and equity-based plans in order to ensure compliance with Section 16 and Rule 16b-3 of the Exchange Act.
Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our Compensation Committee is available on our website at investor.blend.com. During 2022, our Compensation Committee held five meetings.
Nominating and Corporate Governance Committee
The current members of our Nominating and Corporate Governance Committee are Messrs. Collard and Chen. Mr. Collard is the chairperson of our Nominating and Corporate Governance Committee. Our board of directors has determined that each of the members of the Nominating and Corporate Governance Committee meets the requirements for independence for nominating and corporate governance committee members under the listing standards of the NYSE. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•identifying, evaluating, and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors;
•considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
•evaluating the performance of our board of directors and of individual directors;
•overseeing and reviewing developments in corporate governance practices;
•evaluating the adequacy of our corporate governance practices and reporting; and
•developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.
Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our Nominating and Corporate Governance Committee is available on our website at investor.blend.com. During 2022, our Nominating and Corporate Governance Committee held four meetings.
Attendance at Board and Stockholder Meetings
During 2022, our board of directors held 15 meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. Six of our seven directors who then served on the board of directors virtually attended the 2022 annual meeting of our stockholders.

Executive Sessions of Non-Employee Directors
To encourage and enhance communication among non-employee directors, and as required under applicable NYSE rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis, but no less than twice per year. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive sessions on a periodic basis, but no less than twice per year.
Hedging and Stock Trading Policies
We have established an Insider Trading Policy, which, among other things, prohibits short sales, engaging in transactions in publicly-traded options (such as puts and calls) and other derivative securities relating to our common stock. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities.
Pledging Policy
Our Insider Trading Policy prohibits the holding of our common stock in margin accounts. In addition, we have established guidelines on the pledging of our common stock as collateral for loans, which provide that any director or “Section 16 officer” (as defined under the applicable SEC rules), or any member of the Blend Leadership Team, wishing to enter into any pledge of the Company’s stock must first submit the proposed pledging arrangements to the Audit Committee for review and pre-approval.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or Compensation Committee (or other board of directors committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.
Considerations in Evaluating Director Nominees
Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our Nominating and Corporate Governance Committee considers the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors and other director qualifications. Our board of directors has established minimum qualifications for board of directors members, including, the highest personal and professional ethics and integrity, proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, skills that are complementary to those of the existing board of directors, the ability to assist and support management and make significant contributions to our success, and an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities. Additionally, the Nominating and Corporate Governance Committee considers the current size and composition of the board of directors and the background, independence, area of expertise, length of service, potential conflicts of interest, other commitments and the like, including as required by applicable laws, rules, regulations or listing rules regarding board of directors composition in its consideration of candidates. Although our board of directors does not maintain a specific policy with respect to board of directors diversity, our board of directors believes that the board of directors should be a diverse body, and the Nominating and Corporate Governance Committee considers a broad range of perspectives, backgrounds and experiences.
If our Nominating and Corporate Governance Committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Nominating and Corporate Governance Committee, board of directors or management.
After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full board of directors the director nominees for selection. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board of directors.

Stockholder Recommendations and Nominations to our Board of Directors
Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders holding at least one percent (1%) of our fully diluted capitalization continuously for at least 12 months prior to the date of the submission of the recommendation, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.
Eligible stockholders that want to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our Legal Team at Blend Labs, Inc., 415 Kearny Street, San Francisco, California 94108, Attention: Legal Team. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2024 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters-Stockholder Proposals or Director Nominations for 2024 Annual Meeting.”
Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate directly with our non-management directors, may do so by writing and sending the correspondence to our Head of Legal or Legal Team by mail to our principal executive offices at Blend Labs, Inc., 415 Kearny Street, San Francisco, California 94108. Our Head of Legal or Legal Team, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board of directors to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our board of directors or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our Head of Legal or Legal Team will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board of directors or the lead independent director (if one is appointed). These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Corporate Governance Guidelines and Code of Conduct
Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of conduct that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of conduct are available on our website at investor.blend.com. We will post amendments to our code of conduct or any waivers of our code of conduct for directors and executive officers on the same website.
Director Compensation

In connection with our initial public offering, we adopted an outside director compensation policy (the “Policy”) for our non-employee directors. The Policy governed all compensation received by our non-employee directors in 2022. The Policy was suspended by our board of directors on December 31, 2022, pending certain amendments. Our board of directors approved an amended Policy (the “Amended Policy”) on January 10, 2023, with such amendment effective January 1, 2023. The Amended Policy reduced the compensation of the non-employee directors and modified the equity component of the Policy. See “—Amended Policy—Changes for 2023” below for a description of the Amended Policy

Under both the Policy and the Amended Policy, each non-employee director is eligible to receive the compensation for board of directors services described below. We also reimburse our non-employee directors for reasonable, customary and documented travel expenses to meetings of the board of directors.
Both the Policy and the Amended Policy provide that a maximum annual limit of $800,000 of cash and equity compensation may be paid, issued, or granted to a non-employee director in any fiscal year. Any cash compensation paid, or equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director) will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.
Policy in Effect During 2022
Annual Retainer
Each non-employee director who has not entered into a letter agreement with us that governs his or her compensation as a non-employee director (an “Outside Director Letter”) is eligible to receive an annual retainer of $400,000, (the “Annual Retainer”), for services performed during the then-current calendar year. There are no per-meeting attendance fees for attending board of directors meetings. Any portion of the Annual Retainer that the non-employee director does not elect to forego in favor of receiving Retainer Options (as defined below) will be paid in cash in approximately equal monthly installments during the then-current calendar year, subject to the individual continuing to remain a non-employee director on the applicable payment date. If an individual first becomes a non-employee director after January 1 of any calendar year, such non-employee director will receive a pro-rated portion of the Annual Retainer based on the number of calendar months remaining in the calendar year in which the individual first becomes a non-employee director (with the month the individual first becomes a non-employee director counted as a remaining calendar month).
Retainer Options
Each non-employee director may elect, in accordance with the terms of the Policy, to convert all or a portion of his or her Annual Retainer into a number of options to purchase shares of our Class A common stock, or Retainer Options. The number of shares of Class A common stock subject to each Retainer Option will be equal to the quotient of (i) 1/12th of the dollar value of the Annual Retainer that the non-employee director elected to forego over the annual period, divided by the value (based on the Retainer Option’s grant date value calculated in accordance with the Black-Scholes-Merton Option pricing model) on the Retainer Option’s grant date.
If a non-employee director first becomes a member of the board of directors after January 31 of a calendar year, the number of shares subject to each Retainer Option will be calculated based on the number of Retainer Option grant dates remaining in the applicable calendar year.
Each Retainer Option will be granted on the last calendar day of each month of the applicable calendar year (or the most recent trading day prior to the last calendar day of the month if such date is not a trading day), subject to the non-employee director remaining a member of our board of directors on the applicable grant date. Each Retainer Option will have a ten-year term (subject to earlier termination as provided in the 2021 Equity Incentive Plan (the “2021 Plan”)), will be fully vested as of the grant date and will have an exercise price equal to 100% of our Class A common stock on the grant date.
Non-employee directors who have entered into an Outside Director Letter will not be eligible to receive compensation under the terms of the Policy until the equity award or other compensation pursuant to such Outside Director Letter has fully vested or been earned. For the year in which the non-employee director has earned or otherwise vested in the totality of the compensation set forth in his or her Outside Director Letter, then for such calendar year the non-employee director will be entitled to receive a pro-rated amount of the Annual Retainer for such calendar year.
Director Compensation for 2022
The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our board of directors, for the fiscal year ended December 31, 2022 pursuant to the terms of the Policy in effect for fiscal year 2022. Directors who are also our employees receive no additional compensation for their service as directors. During 2022, Messrs. Ghamsari and Mayopoulos were employees and executive officers and therefore, did not receive compensation as directors. See “Executive Compensation” for additional information regarding Messrs. Ghamsari and Mayopoulos’s compensation.

Name	Fees Paid or Earned in Cash ($)	Option Awards ($)(1)	Total ($)
Ciara Burnham	100,000	193,386	293,386
Gerald Chen	—	257,848	257,848
Erin James Collard	—	—	—
Roger Ferguson, Jr.(2)	99,900	125,152	225,052
Ann Mather	—	—	—
_______________________________
(1)The amount reported represents the aggregate grant-date fair value of the options awarded to the directors in 2022, estimated in accordance with ASU No. 2016 09 “Compensation-Stock Compensation (Topic 718)” (“ASC 718”). These amounts do not reflect the actual economic value that may be realized by the director. The significant assumptions used in determining the grant date fair value of the options reported in this column are set forth in Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023.
(2)Mr. Ferguson, Jr. resigned from our board of directors in January 2023.
The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2022:

	Option Awards
Name	Grant Date	Number of Shares Underlying Unexercised Option Awards		Option Exercise Price	Option Expiration Date
Ciara Burnham	1/31/2022(1)	4,604		$7.96	1/31/2032
	2/28/2022(1)	5,682		$8.53	2/28/2032
	3/31/2022(1)	4,913		$5.70	3/31/2032
	4/29/2022(1)	5,523		$4.31	4/29/2032
	5/31/2022(1)	7,934		$3.38	5/31/2032
	6/30/2022(1)	10,664		$2.36	6/30/2032
	7/31/2022(1)	13,390		$2.64	7/31/2032
	8/31/2022(1)	15,069		$3.15	8/31/2032
	9/30/2022(1)	13,968		$2.21	9/30/2032
	10/31/2022(1)	14,923		$2.51	10/31/2032
	11/30/2022(1)	18,275		$1.32	11/30/2032
	12/31/2022(1)	21,275		$1.44	12/31/2032
Gerald Chen	1/31/2022(1)	6,139		$7.96	1/31/2032
	2/28/2022(1)	7,576		$8.53	2/28/2032
	3/31/2022(1)	6,551		$5.70	3/31/2032
	4/29/2022(1)	7,364		$4.31	4/29/2032
	5/31/2022(1)	10,579		$3.38	5/31/2032
	6/30/2022(1)	14,218		$2.36	6/30/2032
	7/31/2022(1)	17,853		$2.64	7/31/2032
	8/31/2022(1)	20,092		$3.15	8/31/2032
	9/30/2022(1)	18,624		$2.21	9/30/2032
	10/31/2022(1)	19,897		$2.51	10/31/2032
	11/30/2022(1)	24,367		$1.32	11/30/2032
	12/31/2022(1)	28,366		$1.44	12/31/2032
Erin James Collard	10/26/2015(2)	222,222	(3)	$0.45	10/26/2025
	4/18/2016(2)	66,666	(3)	$0.54	4/18/2026
	2/8/2017(2)	53,333	(3)	$0.54	2/8/2027
	2/14/2018(2)	100,000	(3)	$0.87	2/14/2028
	3/31/2021(2)	93,240	(4)	$8.58	3/31/2031
Roger Ferguson, Jr.	3/31/2021(2)	34,965	(3)	$8.58	3/31/2031
	4/29/2022(1)	4,912		$4.31	4/29/2032

	5/31/2022(1)	7,056	$3.38	5/31/2032
	6/30/2022(1)	9,484	$2.36	6/30/2032
	7/31/2022(1)	11,908	$2.64	7/31/2032
	8/31/2022(1)	13,401	$3.15	8/31/2032
	9/30/2022(1)	12,422	$2.21	9/30/2032
	10/31/2022(1)	13,271	$2.51	10/31/2032
	11/30/2022(1)	16,253	$1.32	11/30/2032
	12/31/2022(1)	18,920	$1.44	12/31/2032
Ann Mather	0	—	—	0
_______________________________
(1)Equity award granted pursuant to our 2021 Plan.
(2)Equity award granted pursuant to our 2012 Stock Plan (the “2012 Plan”).
(3)This option is fully vested and subject to an early exercise provision and is immediately exercisable.
(4)1/24th of the shares subject to this option vest monthly beginning on April 30, 2021, subject to the director’s continued role as a service provider to us. This option is subject to an early exercise provision and is immediately exercisable
Amended Policy—Effective for 2023
Annual Retainer
Pursuant to the terms of the Amended Policy, and starting on January 1, 2023, each non-employee director who has not entered into an Outside Director Letter is eligible to receive an annual retainer of $300,000, (the “Amended Annual Retainer”), for services performed during the then-current calendar year. There are no per-meeting attendance fees for attending board of directors meetings. The Amended Annual Retainer will be paid as follows: 50% of the Amended Annual Retainer will be paid in cash (the “Cash Retainer”) and 50% of the Amended Annual Retainer will be in the form of RSUs (the “Retainer RSUs”). The Cash Retainer will be paid in approximately equal monthly installments during the then-current calendar year, subject to the individual continuing to remain a non-employee director on the applicable payment date. If an individual first becomes a non-employee director after January 1, 2023, or after January 1 of any calendar year thereafter, such non-employee director will receive a pro-rated portion of the Amended Annual Retainer based on the number of calendar months remaining in the calendar year in which the individual first becomes a non-employee director (with the month the individual first becomes a non-employee director counted as a remaining calendar month) and such pro-rated Amended Annual Retainer will be subject to the same split between cash and Retainer RSUs as described above.
Non-employee directors who have entered into an Outside Director Letter will be eligible to receive the full Cash Retainer, but will not be eligible to receive the Retainer RSUs until the equity award or other compensation referenced in the Outside Director Letter has fully vested or been earned (and in the year such compensation has fully vested or been earned, the non-employee director will receive a pro-rated number of Retainer RSUs based on the number of calendar months remaining in such year).
Retainer RSUs
The number of shares of Class A common stock subject to the Retainer RSUs will be equal to the quotient of (i) 50% of the Amended Annual Retainer (or pro-rated Amended Annual Retainer, as applicable), divided by (ii) the average fair market value of a share of our Class A common stock for the 30 consecutive trading days ending on the last trading day of the month immediately prior to the month that includes the grant date (the “Stock Value”).
For then-current non-employee directors, Retainer RSUs will be granted on or around December 20 of the then-current calendar year for services performed as a non-employee director in the same calendar year. Non-employee directors whose service terminates prior to December 20, but have served as a non-employee director in the same calendar year will be eligible to receive a pro-rated number of Retainer RSUs granted on the fifth calendar day prior to the scheduled termination date. Retainer RSUs will be fully vested as of the grant date.
Minimum Value for Retainer RSUs
For non-employee directors who have not entered into an Outside Director Letter, if the Stock Value on the date of grant is less than $1.50, then the non-employee director will receive 10,000 Retainer RSUs for a full calendar year and the remainder of the Retainer RSU value will be paid in cash (or, if the non-employee director is receiving a pro-rated number of Retainer RSUs, a pro-rated number of 10,000 Retainer RSUs with the remainder paid in cash). Any cash payment in lieu of Retainer RSUs will be made no later than the 15th of the month following the date of grant, subject to the individual continuing to remain a non-employee director on the applicable payment date.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
Our board of directors currently consists of seven directors. At the annual meeting, seven directors will be elected for a one-year term and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.
Nominees
Our Nominating and Corporate Governance Committee has recommended, and our board of directors has approved, Nima Ghamsari, Ciara Burnham, Gerald Chen, Erin James Collard, Erin Lantz, Ann Mather, and Timothy J. Mayopoulos as nominees for election as directors at the annual meeting. Each of the nominees is a current member of our board of directors. Ms. Lantz is standing for election by stockholders for the first time. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Each of the nominees has agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Board of Directors Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed PwC as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2023. Ernst & Young LLP ("EY") served as our independent registered public accounting firm for the fiscal year ended December 31, 2022.

At the annual meeting, we are asking our stockholders to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Our Audit Committee is submitting the appointment of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of PwC, and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of PwC, then our Audit Committee may reconsider the appointment. One or more representatives of PwC are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders. Representatives of EY are not expected to attend the meeting.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees billed or to be billed by EY, our independent registered public accounting firm for the fiscal year ended December 31, 2022, and affiliates for professional services rendered with respect to the fiscal years ended December 31, 2022 and 2021. All of these services were approved by the Audit Committee.

	2022	2021
Audit Fees(1)	$3,943,199	$4,270,896
Audit-Related Fees(2)	—	3,234,557
Tax Fees(3)	—	187,974
All Other Fees(4)	4,744	7,105
Total Fees	$3,947,943	$7,700,532
_______________________________
(1)“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)“Audit-Related Fees” for 2021 consist of fees billed in connection with Form S-1 comfort letters and consent issuances related to our initial public offering.
(3)“Tax Fees” for 2021 consist of fees billed for professional services for tax compliance, tax advice and tax planning.
(4)“All Other Fees” consist of fees billed in connection with our subscription to a research tool offered by EY.
Auditor Independence
In 2022, there were no other professional services provided by EY, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of EY.

Change in Independent Registered Public Accounting Firm

On April 5, 2023, the Audit Committee dismissed EY, our current independent registered public accounting firm, effective immediately. EY’s audit reports on our consolidated financial statements as of and for the fiscal years ended December 31, 2022 and December 31, 2021 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2022 and December 31, 2021, and the subsequent interim period from January 1, 2023 through April 5, 2023, there were: (i) no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between us and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of such disagreements in connection with its reports on our consolidated financial statements for such years; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation

S-K, except for the material weakness in our internal controls over financial reporting related to the valuation of intangible assets acquired in our Title365 business combination, as first disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which material weakness has been remediated as of December 31, 2022.

We previously provided EY with a copy of the disclosures above and requested that EY furnish us with a letter addressed to the SEC stating whether or not it agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of EY’s letter, dated April 6, 2023, is filed as Exhibit 16.1 to our Current Report on Form 8-K, filed with the SEC on April 6, 2023.

On April 5, 2023, the Audit Committee approved the engagement of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2023, effective immediately.

During the fiscal years ended December 31, 2022 and December 31, 2021, and the subsequent interim period from January 1, 2023 through April 5, 2023, neither we nor anyone on our behalf has consulted with PwC regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that PwC concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by EY for the fiscal years ended December 31, 2021 and 2022 were pre-approved by our Audit Committee (prior to adoption of our pre-approval policy). Following adoption of our pre-approval policy in July 2021, all services provided by EY have been pre-approved by our Audit Committee in accordance with the policy. All services provided by PwC for the fiscal year ending December 31, 2023 have been pre-approved by our Audit Committee in compliance with this policy.
Vote Required
The ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.
Board of Directors Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PwC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2023.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is a committee of the board of directors comprised solely of independent directors as required by the NYSE listing rules and the rules and regulations of the SEC. The Audit Committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for changes, as appropriate. With respect to Blend’s financial reporting process, Blend’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Blend’s consolidated financial statements. Blend’s independent registered public accounting firm for Blend’s fiscal year ended December 31, 2022, Ernst & Young LLP, is responsible for performing an independent audit of Blend’s consolidated financial statements for such fiscal year. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare Blend’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:
•reviewed and discussed the audited consolidated financial statements with management and Ernst & Young LLP;
•discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), and the SEC; and
•received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence.
Based on the review and discussions noted above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in Blend’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the board of directors:
Ann Mather (Chair)
Ciara Burnham
Erin Lantz
This Audit Committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Blend under the Securities Act of 1933, as amended, (the “Securities Act”), or the Exchange Act, except to the extent Blend specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of March 31, 2023.

Name	Age	Position
Nima Ghamsari	37	Head of Blend, Co-Founder, and Chair
Amir Jafari	45	Head of Finance and Administration
Dean Klinger	49	Head of Go-To-Market
Winnie Ling	37	Head of Legal
For the biography of Mr. Ghamsari, see “Nominees for Director.”
Amir Jafari. Mr. Jafari has served as our Head of Finance and Administration since March 2023. Prior to joining us, Mr. Jafari served as Chief Financial Officer of Plastiq Inc., a financial technology company, from 2021 until 2023. Mr. Jafari previously served as the Chief Financial Officer for Reputation.com, a customer experience management company, from 2020 to 2021. From 2015 until 2020, Mr. Jafari served as a Sr. Director of Accounting Operations, Vice President of Finance & Corporate Controller and finally Vice President and General Manager of the Finance and Legal business at ServiceNow, Inc., a cloud computing software company. From 2010 until 2015, Mr. Jafari served as Director of Finance (Sales) and Senior Director of Finance and Assistant Controller at Atmel Corporation, a semiconductor company. Mr. Jafari started his career in 2000 and served companies spanning distribution, consumer electronics and semiconductor industries. Mr. Jafari received a B.A. from San Diego State University and an M.B.A. from San Jose State University.
Dean Klinger. Mr. Klinger has served as our Head of Go-To-Market since September 2022. Prior to joining us, Mr. Klinger served as Chief Executive Officer of Cutter Management Ltd., an advisory firm for SaaS organizations, from 2021 to 2022. Mr. Klinger previously served as Senior Vice President of Sales - Major Accounts for Snowflake Inc., a cloud computing-based data company, from 2019 to 2021. Prior to Snowflake, Mr. Klinger spent over eight years at ServiceNow, Inc., a cloud computing software company, where he served as Vice President of Sales - West US and Vice President -South. Mr. Klinger has over 25 years of sales and leadership experience in enterprise software. Mr. Klinger received a B.S. in marketing from Millikin University.

Winnie Ling. Ms. Ling has served as our Head of Legal since February 2023. Ms. Ling previously led Blend’s corporate, securities and M&A functions. Prior to joining Blend, from 2014 until 2021, Ms. Ling was a corporate attorney at Cravath, Swaine & Moore LLP, where she advised financial institutions, technology companies and other clients on a wide range of capital markets, financing, M&A, and other strategic matters. From 2011 until 2013, Ms. Ling was a corporate attorney at Davis Polk & Wardwell LLP, where her practice focused on corporate finance transactions for investment banks and corporate clients. Ms. Ling started her legal career in 2009, and has extensive experience in complex cross-border matters. Ms. Ling received an LL.M. from Columbia Law School as a Harlan Fiske Stone Scholar, as well as a B.Com. in finance with distinction and an LL.B. with honors from the University of New South Wales.

EXECUTIVE COMPENSATION
Processes and Procedures for Compensation Decisions
To achieve our goals, we have designed, and intend to modify as necessary, our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving these goals.
Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Our Compensation Committee reviews and approves corporate goals and objectives relating to the compensation of our Head of Blend and other executive officers, evaluates the performance of Head of Blend and other executive officers in light of those goals and objectives and determines and approves the compensation of our Head of Blend based on such evaluation.
The Compensation Committee has also established the Section 16 Subcommittee consisting solely of independent directors and has delegated the nonexclusive authority to grant awards to any individuals eligible to receive awards under any of our former, current, and future incentive and equity-based plans in order to ensure compliance with Section 16 of the Exchange Act.
The Compensation Committee is authorized to retain the services of one or more executive compensation and benefits consultants or other outside experts or advisors as it sees fit, in connection with the establishment of our compensation programs and related policies. During the fiscal year ended December 31, 2022, our Compensation Committee, on behalf of our board of directors, retained Pearl Meyer to provide it with market information, analysis, and other advice relating to executive and director compensation on an ongoing basis. Pearl Meyer does not provide any non-compensation related services to us.
Our named executive officers, consisting of our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer), as of December 31, 2022, were:
•Nima Ghamsari, our Head of Blend, Co-Founder, and Chair;
•Timothy J. Mayopoulos, our former President and current director; and
•Crystal Sumner, our former Head of Legal, Compliance, and Risk and Corporate Secretary.
Mr. Mayopoulos’s service as President terminated on March 13, 2023. Mr. Mayopoulos continues to serve as a director of the Company.
Ms. Sumner’s service as Head of Legal, Compliance, and Risk and Corporate Secretary terminated on February 1, 2023.

Summary Compensation Table
The following table sets forth information regarding the compensation reportable for our named executive officers for 2022 and 2021, as determined under SEC rules.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)		All Other Compensation ($)	Total ($)
Nima Ghamsari Head of Blend, Co-Founder, and Chair	2022	325,000	—	—	—		—	325,000
	2021	326,250	—	—	84,737,957	(3)	—	85,064,207
Timothy J. Mayopoulos(4) Former President and current director	2022	500,000	—	2,837,941	443,118		—	3,781,059
	2021	501,923	500,000	—	5,912,651		8,830	6,923,404
Crystal Sumner(5) Former Head of Legal,	2022	450,000	—	1,554,023	—		—	2,004,023
Compliance, and Risk and Corporate Secretary	2021	351,346	25,000	1,007,012	1,608,392		—	2,991,750
_______________________________
(1)The amount reported represents the aggregate grant-date fair value of the restricted stock units ("RSUs") awarded to the named executive officer in 2022, calculated in accordance with ASC 718. These amounts do not reflect the actual economic value that may be realized by the named executive officer.
(2)The amounts reported represent the aggregate grant-date fair value of the options awarded to the named executive officer in 2022 and 2021, apart from Mr. Ghamsari, estimated in accordance with ASC 718. These amounts do not reflect the actual economic value that may be realized by the named executive officer. The assumptions used in determining the grant date fair value of the options reported in these columns are set forth in Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023.
(3)Reflects the grant date fair value of the Founder and Head of Blend Long-Term Performance Award and was calculated using a model based on multiple stock price paths. The grant date fair value of the first tranche of the Founder and Head of Blend Long-Term Performance Award was calculated using the Black-Scholes-Merton Option pricing model. The grant date fair value of the remaining tranches was estimated using a model based on multiple stock price paths developed through the use of a Monte Carlo simulation that incorporates into the valuation the possibility that the Company Stock Price Hurdles may not be satisfied. The amount listed in the Summary Compensation Table is not the ultimate value that Mr. Ghamsari will receive from this grant. For more information on the stand-alone stock option granted to Mr. Ghamsari, see “—Founder and Head of Blend Long-Term Performance Award.” The assumptions used in determining the grant-date fair value of the options reported in this column are set forth in Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022.
(4)Mr. Mayopoulos resigned as our President, effective March 13, 2023.
(5)Ms. Sumner resigned as our Head of Legal, Compliance, and Risk and Corporate Secretary, effective February 1, 2023.

Outstanding Equity Awards at 2022 Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2022:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Units of Stock That Have Not Vested ($)(1)
Nima Ghamsari	12/4/2019	3,229,804	(2)	—	2.31	12/4/2029	—		—
	3/31/2021	1,954,288	(3)	24,102,893	8.58	3/31/2036	—		—
Timothy J. Mayopoulos	1/25/2019	2,922,480	(4)	—	1.29	1/25/2029	—		—
	3/31/2021	666,666	(5)	—	8.58	3/31/2031	—		—
	2/23/2022	113,658	(6)	—	8.45	2/23/2032	—		—
	2/23/2022	—		—	—	—	83,963	(7)	120,907
Crystal Sumner	3/29/2020	333,333	(8)	—	2.31	3/29/2030	—		—
	3/31/2021	200,000	(9)	—	8.58	3/31/2031	—		—
	3/31/2021	15,000	(10)	—	8.58	3/31/2031	—		—
	2/23/2022	—		—	—	—	45,977	(7)	66,207
_______________________________
(1)The market value of RSUs granted under our 2021 Plan is based on the closing price of our Class A common stock on December 30, 2022 of $1.44.
(2)The stock option was granted pursuant to our 2012 Plan. 1/84th of the shares subject to this option vest monthly following January 1, 2020, subject to Mr. Ghamsari’s continued role as a service provider to us. If Mr. Ghamsari is subject to an involuntary termination any time after a change in control, then 100% of the then unvested shares shall immediately vest. This option is subject to an early exercise provision and is immediately exercisable.
(3)The stock option was granted pursuant to the Stand-Alone Stock Option Agreement. The service-based vesting condition was satisfied as to 1,954,288 of the total shares of our Class A common stock underlying the option on July 16, 2021, the date of our initial public offering, with 24,102,893 shares vesting depending on the achievement of certain performance goals tied to our stock price thereafter, subject to Mr. Ghamsari’s continued role as a service provider to us. For more information on the stand-alone stock option granted to Mr. Ghamsari, see “—Founder and Head of Blend Long-Term Performance Award."
(4)The stock option was granted pursuant to the 2012 Plan. 1/4th of the shares subject to this option vested on January 18, 2020, and 1/48th of the shares subject to this option vest monthly thereafter, subject to Mr. Mayopoulos’s continued role as a service provider to us. If Mr. Mayopoulos is subject to an involuntary termination any time after a change in control, then 50% of the then unvested shares shall immediately vest. This option is subject to an early exercise provision and is immediately exercisable.
(5)1/24th of the shares subject to this option vested monthly beginning on February 18, 2023 subject to Mr. Mayopoulos’s continued role as a service provider to us. This option was subject to an early exercise provision and was immediately exercisable. On April 20, 2023, the board of directors approved the cancellation of the unvested portion of this option in connection with his resignation as our President, and Mr. Mayopoulos agreed to receive compensation as a non-employee director for the remainder of his service with us.
(6)The shares subject to this option are fully vested and immediately exercisable.
(7)The RSUs will vest in quarterly increments over a one year period, subject to each named executive officer's continued role as a service provider to us.
(8)1/48th of the shares subject to this option vest monthly following January 1, 2020, subject to Ms. Sumner’s continued role as a service provider to us. This option is subject to an early exercise provision and is immediately exercisable.
(9)1/24th of the shares subject to this option vest monthly following February 1, 2024 subject to Ms. Sumner’s continued role as a service provider to us. This option is subject to an early exercise provision and is immediately exercisable.
(10)The shares subject to this option will vest on January 1, 2023 subject to Ms. Sumner’s continued role as a service provider to us. This option is subject to an early exercise provision and is immediately exercisable.
Founder and Head of Blend Long-Term Performance Award
In March 2021, our board of directors granted a stand-alone nonstatutory stock option to Mr. Ghamsari, covering a maximum of 26,057,181 shares of our Class A common stock, which we refer to as the Founder and Head of Blend Long-Term Performance Award. An amendment to the Founder and Head of Blend Long-Term Performance Award was approved by our board of directors on June 30, 2021 (the "Amendment"). The Founder and Head of Blend Long-Term Performance Award has an exercise price of $8.58 per share, which was the fair market value of our Class A common stock at the time of grant as determined by our board of directors. The Founder and Head of Blend Long-Term Performance Award has a 15-year term, subject to earlier termination when the shares subject to the award are no longer eligible to vest, and vests upon the satisfaction of a service condition, a liquidity-event related performance condition, and/or a performance-based market condition, as described below.
Our board of directors, in consultation with an independent compensation consultant, considered many factors in determining whether to grant the Founder and Head of Blend Long-Term Performance Award and the size and terms of the award. The board of directors considered Mr. Ghamsari’s significant ownership percentage in the company obtained primarily in connection with his co-founding of Blend and the amount of his ownership interests that were unvested as of the date of the grant in its deliberations of this award. The board of directors reviewed market data for similarly situated executives at comparable companies with an emphasis on the ownership percentage and equity value of founder chief executive officers at the time of an initial public offering. The board of directors was intent on establishing an award that would encourage long-term sustained stockholder valuation by including a long vesting schedule with post-vesting holding requirements. The Founder and Head of Blend Long-Term Performance Award is meant to support our transition to a public company while providing a meaningful incentive to Mr. Ghamsari with sustained long-term value creation for our stockholders, and minimize dilution if returns are lower than contemplated.
The Founder and Head of Blend Long-Term Performance Award has a performance period that commences upon the expiration of the lock-up period associated with an underwritten public offering of our common stock (or certain other events detailed in the option agreement) and expires on the earlier of the 10-year anniversary of the date of grant, a change in control of the company, or Mr. Ghamsari ceasing to satisfy the service condition discussed below. Shares subject to the award that are not vested at the end of the performance period will terminate and be forfeited for no consideration.
The Founder and Head of Blend Long-Term Performance Award is divided into five tranches. In July 2021, the first tranche of 1,954,289 shares of the Founder and Head of Blend Long-Term Performance Award vested upon completion of our initial public offering. The shares in tranches two through five have a “Company Stock Price Hurdle” associated with the vesting of such tranche and none of the Company Stock Price Hurdles were achieved in 2022. The applicable performance goal must be achieved by the “Tranche Expiration Date” set forth below for any shares subject to a particular tranche to vest. Except as set forth below, on the first trading day on which the applicable performance goal is achieved, a number of shares subject to the award will vest and become exercisable equal to the “Number of Shares” corresponding to the applicable performance goal for the applicable tranche in the table below, subject to Mr. Ghamsari satisfying the service condition through the vesting date:

Tranche	Number of Shares	Performance Goal	Company Stock Price Hurdle	Tranche Expiration Date
1	1,954,289	IPO	N/A	15-month anniversary of Date of Grant
2	5,862,866	Company Stock Price Hurdle	$41.91	Four-year anniversary of Date of Grant
3	4,560,006	Company Stock Price Hurdle	$83.82	Six-year anniversary of Date of Grant
4	5,862,866	Company Stock Price Hurdle	$209.55	Eight-year anniversary of Date of Grant
5	7,817,154	Company Stock Price Hurdle	$419.10	10-year anniversary of Date of Grant
The Company Stock Price Hurdle will be achieved if the average closing price of a share of our Class A common stock during any 90 consecutive calendar day period during the performance period and the average closing price of our Class A common stock during the last 30 consecutive calendar day period during such 90-day average equals or exceeds the value set forth in the table above. There is no linear interpolation between hurdles. The Company Stock Price Hurdles and the number of associated shares that will vest will be adjusted to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications, or similar events. Additionally, following the Amendment, if the annual return of the S&P 500 Equal-Weighted Financial Index is 40% or above for a consecutive three-year period during the performance period, the Company Stock Price Hurdles that have not been achieved at such time will be increased by 20%. If data for the S&P 500 Equity-Weighted Financial Index is no longer published, the index shall become the S&P 500 Equal-Weighted Index. Such increase may occur only once during the performance period.
Vested shares (including shares acquired pursuant to the exercise of the option not used to pay the associated exercise price and tax withholding in connection with the exercise of the option) generally must be held for two years from the vesting date, or if earlier, until there is a change in control of the company or a termination of service due to death or disability.
In order to vest in an applicable tranche of shares, Mr. Ghamsari must satisfy the service condition through the date a performance goal is achieved. The service condition is met if he remains our chief executive officer, or, following the fifth anniversary of the date of grant (the date any of the following occur, a “Vesting Eligibility Window Start Date”), moving to a different service role as determined by the company, an agreed upon termination between Mr. Ghamsari and our board of directors, or a qualifying termination of Mr. Ghamsari’s employment with us, which means an involuntary termination without cause or good reason (as such terms are defined in the option agreement). If, after the fifth anniversary of the date of grant, there is a Vesting Eligibility Window Start Date, then Mr. Ghamsari would remain eligible to earn a portion of the shares subject to unvested tranches through the expiration of the performance period as follows:

	Percentage of Unvested Shares Subject to each Unvested Tranche that will Remain Eligible to Vest
Vesting Eligibility Window Start Date	Change in Role	Agreed Departure or Qualifying Termination
On or after the fifth anniversary of the date of grant, but prior to the sixth anniversary of the date of grant	30%	10%
On or after the sixth anniversary of the date of grant, but prior to the seventh anniversary of the date of grant	35%	15%
On or after the seventh anniversary of the date of grant, but prior to the eighth anniversary of the date of grant	40%	20%
On or after the eighth anniversary of the date of grant, but prior to the ninth anniversary of the date of grant	45%	25%
On or after the ninth anniversary of the date of grant, but prior to the tenth anniversary of the date of grant	50%	25%
In the event of a change in control of the company (as defined in the option agreement), the per share deal price will be used to determine whether any then-unachieved Company Stock Price Hurdles are achieved (with no linear interpolation between stock price hurdles). Additionally, if the per share deal price equals or exceeds $41.91, then 25% of the remaining unvested shares subject to the award will vest (after first determining if any additional Company Stock Price Hurdles are achieved) as of immediately prior to the closing of the change in control, with any remaining unvested shares terminating.
Executive Employment Arrangements
Nima Ghamsari
We have entered into a confirmatory employment letter agreement with Mr. Ghamsari. The letter agreement does not have a specific term and provides that Mr. Ghamsari is an at-will employee. Mr. Ghamsari’s current annual base salary is $325,000.
Timothy J. Mayopoulos
We entered into a confirmatory employment letter agreement with Mr. Mayopoulos that terminated in connection with his termination of employment as our President in March 2023. The letter agreement did not have a specific term and provided that Mr. Mayopoulos was an at-will employee. The letter agreement also provided for reimbursement for certain housing and commuting expenses, plus reimbursement of taxes incurred by Mr. Mayopoulos to the extent such benefits were taxable, in an amount not to exceed $250,000 in the aggregate on an annual basis. For 2022, Mr. Mayopoulos’ discretionary bonus was eliminated and factored into his overall compensation.
In connection with his departure as our President, Mr. Mayopoulos agreed to the cancellation of his unvested equity awards and, going forward, he will receive compensation as a non-employee director in accordance with the Amended Policy.
Crystal Sumner
We entered into a confirmatory employment letter agreement with Ms. Sumner that terminated in connection with her termination of employment in February 2023. The letter agreement did not have a specific term and provided that Ms. Sumner was an at-will employee. For 2022, Ms. Sumner's discretionary bonus was eliminated and factored into her overall compensation.

In connection with the termination of her employment, we entered into a Transition Agreement and Release with Ms. Sumner that governed the transition of Ms. Sumner’s work and the provision of advice and assistance to current employees from February 1, 2023 to February 12, 2023.
Potential Payments upon Termination or Change in Control
We entered into a change in control severance agreement with each of Mr. Mayopoulos and Ms. Sumner that provided for certain severance and change in control benefits only in the circumstances as described below.
The change in control severance agreement with each of Mr. Mayopoulos and Ms. Sumner terminated when their employment with us ended and no payments or benefits were made under the terms of the applicable change in control severance agreement.
Prior to its termination, pursuant to the terms of the applicable change in control severance agreement, if, during the period beginning three months before a change in control (as defined in such agreement) and ending 12 months following a change in control, the named executive officer’s employment was terminated either (i) by us (or any of our subsidiaries) without cause (as defined in such agreement) (and other than by reason of death or disability) or (ii) by the named executive officer for good reason (as defined in such agreement), the named executive officer would have been entitled to receive the following benefits if the named executive officer had timely signed and not revoked our then-standard separation agreement and release of claims in our favor:
•50% accelerated vesting and exercisability (as applicable) of all equity awards outstanding as of the date of such termination and, in the case of an equity award with performance-based vesting unless otherwise specified in the applicable equity award agreement governing such award, all performance goals and other vesting criteria would be deemed achieved at 50% of target levels.
The named executive officer’s receipt of any vesting acceleration upon a qualifying termination was subject to such named executive officer having resigned from all officer and director positions with all members of the company group and executing any documents that we may have required in connection with the same.
If any of the benefits provided for under these change in control severance agreements or otherwise payable to each of Mr. Mayopoulos and Ms. Sumner would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the named executive officer would be entitled to receive either full payment of benefits under his or her change in control severance agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer. The change in control severance agreements did not require us to provide any tax gross-up payments.
As described above under “—Executive Employment Arrangements”, we entered into a Transition Agreement and Release with Ms. Sumner in connection with the termination of her employment. Pursuant to the terms of the Transition Agreement and Release, we paid Ms. Sumner a lump sum payment of $77,884.62, less applicable withholdings, which represented nine weeks of her base pay. This payment was conditioned upon execution by Ms. Sumner of a general release of claims and the performance of transition services.
401(k) Plan
We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis (the “401(k) Plan”). 401(k) Plan participants are able to defer eligible compensation on a pre-tax or after tax (Roth) basis, subject to applicable annual Code limits. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2022.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	63,960,092	(2)	6.90	(3)	19,798,450	(4)
Total	63,960,092				19,798,450
_______________________________
(1)Includes the 2012 Plan, the 2021 Plan and the Stand-Alone Stock Option Agreement. The 2012 Plan was terminated effective December 2021.
(2)Includes 63,960,092 shares subject to options and RSUs that were outstanding as of December 31, 2022 that were issued under the 2012 Plan, the 2021 Plan and the Stand-Alone Stock Option Agreement.
(3)RSUs, which do not have an exercise price, are excluded from the calculation of weighted-average exercise price.
(4)Our 2021 Plan provides that the number of shares available for issuance under the 2021 Plan will be increased on the first day of each fiscal year beginning on January 1, 2022, in an amount equal to the least of (i) 34,500,000 shares, (ii) five percent of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (iii) a lesser amount determined by the administrator of our 2021 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of March 31, 2023 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Class A or Class B common stock;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 233,056,373 shares of our Class A common stock and 10,551,351 shares of Class B common stock outstanding as of March 31, 2023. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2023 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of March 31, 2023, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o Blend Labs, Inc., 415 Kearny Street, San Francisco, California 94108.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock+		Percent of Total Voting Power (1)
Name of Beneficial Owner†	Number	Percentage	Number	Percentage
Named Executive Officers and Directors:
Nima Ghamsari(2)	—	—	15,735,443	100%	73.0%
Timothy J. Mayopoulos(3)	4,185,363	1.8%	—	—	*
Crystal Sumner(4)	702,505	*	—	—	*
Ciara Burnham(5)	136,220	*	—	—	*
Gerald Chen(6)	10,215,817	4.4%	—	—	1.6%
Erin James Collard(7)	1,591,354	*	—	—	*
Erin Lantz	—	*	—	—	*
Ann Mather(8)	999,167	*	—	—	*
All directors and executive officers as a group (10 persons)(9)	13,094,761	5.6%	15,735,443	100%	74.9%

Greater than 5% Stockholders
The Vanguard Group(10)	14,272,632	6.1%	—	—	2.2%
Entities affiliated with Lightspeed(11)	23,127,237	9.9%	—	—	3.5%
BlackRock, Inc.(12)	12,074,814	5.2%	—	—	1.8%
Entities affiliated with 8VC(13)	13,296,759	5.7%	—	—	2.0%
_______________________________
*Represents less than 1%.
† Awards granted under our 2012 Plan to purchase shares of our Class A common stock included in this table are early exercisable. To the extent such shares are unvested as of a given date, such shares will remain subject to a right of repurchase by us.
+    Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock.
(1)Percentage total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class B common stock is entitled to forty votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.

(2)Consists of (i) 10,051,351 shares of Class B common stock held of record by Mr. Ghamsari; (ii) 500,000 shares of Class B common stock held of record by the Nima Ghamsari Family Foundation; and (iii) 5,184,092 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2023, 4,124,119 of which would be fully vested as of such date (excluding options that vest pursuant to tranches two through five of the Founder and Head of Blend Long-Term Performance Award. See the section titled “Executive Compensation-Founder and Head of Blend Long-Term Performance Award” for additional information). The shares held of record by Mr. Ghamsari are pledged as collateral to secure certain personal indebtedness.
(3)Consists of (i) 482,559 shares of Class A common stock held of record by Mr. Mayopoulos and (ii) 3,702,804 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2023, 3,036,138 of which would be fully vested as of such date. On April 20, 2023, the board of directors approved the cancellation of 666,666 of Mr. Mayopoulos's unvested stock options in connection with his resignation as President, and Mr. Mayopoulos agreed to receive compensation as a non-employee director for the remainder of his service with us.
(4)Consists of (i) 430,561 shares of Class A common stock held of record by Ms. Sumner; (ii) 271,944 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2023, all of which would be fully vested as of such date.
(5)Consists of 136,220 shares of Class A common stock held subject to options exercisable within 60 days of March 31, 2023, all of which would be fully vested as of such date.
(6)Consists of (i) 9,030,775 shares of Class A common stock held of record by Greylock 15 Limited Partnership (“Greylock 15”); (ii) 501,708 shares of Class A common stock held of record by Greylock 15 Principals Limited Partnership, (“Greylock Principals”); (iii) 501,708 shares of Class A common stock held of record by Greylock 15-A Limited Partnership (“Greylock 15-A”). Greylock 15 GP LLC (“Greylock LLC”), is the general partner of each of Greylock 15, Greylock Principals, and Greylock 15-A; and (iv) 181,626 shares of Class A common stock held by Mr. Chen, subject to options exercisable within 60 days of March 31, 2023, all of which would be fully vested as of such date. Mr. Chen disclaims beneficial ownership of all securities other than those he owns directly, if any, or by virtue of his indirect pro rata interest, as a managing member of Greylock LLC, in the Class A common stock owned by Greylock 15, Greylock Principals, and/or Greylock 15-A. Asheem Chandna, Reid Hoffman, James Slavet, Donald Sullivan, and David Sze are the senior managing members of Greylock LLC. The managing members of Greylock LLC may be deemed to share the power to vote or direct the voting of and to dispose or direct the disposition of our Class A common stock beneficially owned by Greylock 15, Greylock Principals, and Greylock 15-A. Each of the managing members of Greylock LLC disclaims beneficial ownership of all securities other than those he owns directly, if any, or by virtue of his indirect pro rata interest, as a managing member of Greylock LLC, in the Class A common stock owned by Greylock 15, Greylock Principals, and/or Greylock 15-A. Gerald Chen, a partner at Greylock Partners and a managing member of Greylock LLC, serves on our board of directors. The business address for each of these entities and individuals is 2550 Sand Hill Road, Suite 200, Menlo Park, CA 94025.
(7)Consists of (i) 1,055,893 shares of Class A common stock held of record by Prometheus Trust, of which Mr. Collard is the trustee; and (ii) 535,461 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2023, all of which would be fully vested as of such date.
(8)Consists of (i) 799,167 shares of Class A common stock held of record by Ms. Mather, of which 249,817 shares of Class A common stock can be repurchased by us at the original exercise price; and (ii) 200,000 shares of Class A common stock held of record by Black Bear Territory LLC, of which Ms. Mather is a manager.
(9)Consists of (i) 13,094,761 shares of Class A common stock and 15,735,443 shares of Class B common stock beneficially owned by our current executive officers and directors; (ii) 916,169 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2023 held by our current executive officers and directors, 853,307 of which would be fully vested as of such date, (iii) 38,621 shares of Class A common stock subject to RSUs exercisable within 60 days of March 31, 2023 held by our current executive officers and directors, none of which would be fully vested as of such date, and (iv) 5,184,092 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2023 held by Mr. Ghamsari, all of which would be fully vested as of such date.
(10)According to a Schedule 13G filed with the SEC on February 9, 2023 reporting stock ownership as of December 30, 2022, consists of 14,272,632 shares of Class A common stock held of record by The Vanguard Group - 23-1945930 (The Vanguard Group). Of the shares of Class A common stock beneficially owned, The Vanguard Group reported that it had shared voting power with respect to 96,520 shares, shared dispositive power with respect to 155,036 shares, and sole dispositive power with respect to 14,117,596 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(11)According to a Schedule 13G/A filed with the SEC on February 14, 2023 reporting stock ownership as of December 31, 2022, consists of (i) 14,818,355 shares of Class A common stock held of record by Lightspeed Venture Partners IX, L.P. (“Lightspeed IX”); (ii) 6,047,382 shares of Class A common stock held of record by Lightspeed Venture Partners Select, L.P. (“Lightspeed Select”); and (iii) 2,261,500 shares of Class A common stock held of record by Lightspeed Venture Partners Select III, L.P. (“Lightspeed Select III”). Lightspeed General Partner IX, L.P. (“LGP IX”), is the general partner of Lightspeed IX. Lightspeed Ultimate General Partner IX, Ltd. (“LUGP IX”), is the general partner of LGP IX. Barry Eggers, Ravi Mhatre, and Peter Nieh are the directors of LUGP IX and share voting and dispositive power with respect to the shares held by Lightspeed IX. Messrs. Eggers, Mhatre, and Nieh disclaim beneficial ownership of the shares held by Lightspeed IX except to the extent of their pecuniary interest therein. Lightspeed General Partner Select, L.P. (“LGP Select”), is the general partner of Lightspeed Select. Lightspeed Ultimate General Partner Select, Ltd. (“LUGP Select”), is the general partner of LGP Select. Lightspeed General Partner Select III, L.P. (“LGP Select III”), is the general partner of Lightspeed Select III. Lightspeed Ultimate General Partner Select III, Ltd. (“LUGP Select III”) is the general partner of LGP Select III. Barry Eggers, Jeremy Liew, Ravi Mhatre, and Peter Nieh are the directors of each of LUGP Select and LUGP Select III and share voting and dispositive power with respect to the shares held by each of Lightspeed Select and Lightspeed Select III. Messrs. Eggers, Liew, Mhatre, and Nieh disclaim beneficial ownership of the shares held by each of Lightspeed Select and Lightspeed Select III except to the extent of their pecuniary interest therein. The business address for each of these entities and individuals is 2200 Sand Hill Road, Menlo Park, California 94025.
(12)According to a Schedule 13G filed with the SEC on February 3, 2023 reporting stock ownership as of December 31, 2022, consists of 12,074,814 shares of Class A common stock held of record by BlackRock, Inc. (“BlackRock”), as parent holding company for certain of its subsidiaries. Of the shares of Class A common stock beneficially owned, BlackRock reported that it had sole voting power with respect to 11,808,957 shares and sole dispositive power with respect to 12,074,814 shares. The address for BlackRock is 55 East 52nd Street, New York, New York 10055.
(13)According to a Schedule 13G/A filed with the SEC on February 8, 2023 reporting stock ownership as of December 31, 2022, consists of 8,320,968 shares of Class A common stock held of record by 8VC Co-Invest Fund I, L.P.; and (ii) 4,975,791 shares of Class A common stock held of record by 8VC Opportunities Fund II, L.P. (“Opportunities II”). 8VC Co-Invest GP is the general partner of 8VC Co Invest LP. Joe Lonsdale is the sole managing member of 8VC Co-Invest GP and may be deemed to have voting, investment and dispositive power with respect to the shares held by 8VC Co-Invest LP. 8VC Opportunities GP II, LLC (“Opportunities GP II”) is the general partner of Opportunities II. Joe Lonsdale is the sole managing member of Opportunities GP II and may be deemed to have voting, investment and dispositive power with respect to the shares held by Opportunities II. The business address for each of these entities is 907 South Congress Avenue, Austin, TX 78704.

RELATED PARTY TRANSACTIONS
The following is a description of each transaction since the beginning of our last fiscal year, and each currently proposed transaction, in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000;
•any of our director nominees, executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Investors’ Rights Agreement

We are party to an amended and restated investors’ rights agreement, dated as of January 11, 2021, or the investors’ rights agreement, which provides, among other things, that certain holders of our capital stock, including entities affiliated with Greylock Partners, Lightspeed, and 8VC have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. Gerald Chen, a member of our board of directors, is or has been affiliated with Greylock Partners. Lightspeed and 8VC are holders of 5% of our Class A common stock.
Policies and Procedures for Related Party Transactions
We have adopted a formal, written policy regarding related party transactions. This written policy regarding related party transactions provides that a related party transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related party has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. For purposes of this policy, a related party means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons.
Our Audit Committee has the primary responsibility for reviewing and approving, ratifying or disapproving related party transactions. In determining whether to approve, ratify or disapprove any such transaction, our Audit Committee will consider, among other factors, (1) whether the transaction is fair to us and on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (2) the extent of the related party’s interest in the transaction, and (3) whether the transaction would impair the independence of any of our outside directors.
The policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements for our directors or executive officers, (2) transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, (3) charitable contributions by us to a charitable organization, foundation or university at which a related party’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of such organization’s total annual receipts, (4) transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, (5) transactions available to all United States employees generally and (6) any other transaction where disclosure of such transaction would not be required pursuant to Item 404 of Regulation S-K. In addition to our policy, our Audit Committee charter provides that our Audit Committee shall review and approve or disapprove any related party transactions.

OTHER MATTERS
Stockholder Proposals or Director Nominations for 2024 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2024 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before January 2, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Blend Labs, Inc.
Attention: Corporate Secretary
415 Kearny Street
San Francisco, California 94108
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2024 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 am, Pacific time, on February 16, 2024; and
•no later than 5:00 pm, Pacific time, on March 17, 2024.
In the event that we hold our 2024 annual meeting more or less than 25 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 am, Pacific time, on the 120th day prior to the day of our 2024 annual meeting, and
•no later than 5:00 pm, Pacific time, on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
In addition to satisfying the requirements of our amended and restated bylaws, including the earlier notice deadlines set forth above and therein, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act, no later than April 16, 2024.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based on our review of such filings and written representations from certain reporting persons that no Form 5 is required, we believe that during the fiscal year ended December 31, 2022, all directors, executive officers, and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them on a timely basis, except for: a Form 4 with respect to a bona fide gift by Nima Ghamsari made on December 28, 2021, which was filed on June 2, 2022.

2022 Annual Report
Our financial statements for our fiscal year ended December 31, 2022 are included in our annual report, which we will make available to stockholders at the same time as this Proxy Statement. Our proxy materials and our annual report are posted on our website at https://investor.blend.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Blend Labs, Inc., 415 Kearny Street, San Francisco, California 94108, Attention: Investor Relations.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.
* * *
Our board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in this Proxy Statement will have discretion to vote the shares of our Class A common stock and Class B common stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
San Francisco, California
May 1, 2023

BLEND LABS, INC.
415 KEARNY STREET
SAN FRANCISCO, CA 94108

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 14, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BLND2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 14, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V16195-P93277 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

BLEND LABS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. The election of the following director nominees	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Nima Ghamsari
02) Ciara Burnham
03) Gerald Chen
04) Erin James Collard
05) Erin Lantz
06) Ann Mather
07) Timothy J. Mayopoulos

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023	▢	▢	▢

NOTE: The proxy holders will vote, in their discretion, on any other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

V16196-P93277

BLEND LABS, INC.
Annual Meeting of Stockholders
June 15, 2023 at 11:00 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) of Blend Labs, Inc. hereby appoint(s) Nima Ghamsari, Amir Jafari and Winnie Ling, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Blend Labs, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. Pacific Time on Thursday, June 15, 2023, and any adjournments or postponements thereof. The Annual Meeting of Stockholders will be conducted virtually via live webcast. You will be able to attend the Annual Meeting of Stockholders virtually by visiting www.virtualshareholdermeeting.com/BLND2023.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side